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                                                                    EXHIBIT 21.1




                    SUBSIDIARIES OF SUIZA FOODS CORPORATION

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
                                                    JURIS./INC.
                                                    -----------
        CC Acquisition Corporation                      DE
        Country Delite Farms, Inc.                      DE
        Country Fresh, Inc.                             MI
            Burger Dairy Co.                            IN
            CFI-TMP, Inc.                               MI
            Country Fresh Wesley, Inc.                  MI
            Frostbite Brands, Inc.                      MI
                East Coast Ice Cream, L.L.C.            MI
            GR Best, Inc.                               MI
            Southeastern Juice Packers, Inc.            MI
        Dairy Fresh, Inc.                               DE
        Fairdale Farms, Inc.                            VT
        Franklin Plastics, Inc., a Delaware             DE
               corporation
            Allentown Plastics, Inc.                    PA
            Atlanta Container, Inc.                     GA
            Chester County Container                    PA
                Corporation
            First Capital Plastics, Inc.                PA
            Florida Plastics, Inc.                      FL
            Franklin Plastics, Inc., a                  MA
                Massachusetts corporation
            Illinois Plastics, Inc.                     IL
            Kentwood Plastics, Inc.                     LA
            Liquitane Acquisition Corporation           DE
            Maine Plastics, Inc.                        ME
            Marlborough Plastics, Inc.                  MA
            Middlesex Plastics, Inc.                    CT
            New Jersey Plastics, Inc.                   NJ
            North Carolina Plastics, Inc.               NC
            Ohio State Plastics, Inc.                   OH
            Plastics Management Group, LLC              MA
            Richmond Container, Inc.                    VA
            Sherman Plastics, Inc.                      TX
        Garelick Farms, Inc.                            MA
        Garrido y Compania, Inc.                        PR
        Grant's Dairy, Inc.                             ME
        LOS Holdings, Inc.                              DE
                Land-O-Sun Dairies, L.L.C.              DE
        Louis Trauth Dairy, Inc.                        DE
        Miscoe Springs, Inc.                            MA
        Model Dairy, Inc.                               DE
        The Morningstar Group, Inc.                     DE
            Morningstar Foods, Inc.                     DE
                Presto Transportation, Inc.             MO
            MStar Inc.                                  DE
        Neva Plastics Manufacturing Corp.               DE
        OFD Acquisition Corp.                           OH
        Reddy Ice Corporation                           DE
        Suiza Capital Trust                             DE
        Suiza Dairy Corporation                         DE
        Suiza Fruit Corporation                         DE
        Suiza Management Corporation                    DE
        Swiss Dairy Corporation                         DE
        Velda Farms, Inc.                               DE
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